                                                                   Exhibit  10.4



                                LEASE AGREEMENT

                                    BETWEEN

                                STONERIDGE, INC.
                                      AND
                              HUNTERS SQUARE INC.





1.   Parties                                                          1
2.   Basic Lease Provisions And Definitions                           1
3.   Demise                                                           3
4.   Term                                                             3
5.   Minimum Rent                                                     4
6.   Security Deposit                                                 4
7.   Real Estate Taxes                                                4
8.   Use                                                              4
9.   Tenant's Additional Agreements                                   5
10.  Conduct Of Business                                              5
11.  Signs                                                            5
12.  Property In The Premises                                         5
13.  Trade Fixtures                                                   6
14.  Alterations                                                      6
15.  Liens                                                            6
16.  Common Areas                                                     6
17.  Utilities                                                        7
18.  Maintenance                                                      7
19.  Promotion And Advertising                                        8
20.  Assignment And Subletting                                        8
21.  Insurance                                                        9
22.  Fire Or Other Casualty                                          10
23.  Eminent Domain                                                  11
24.  Subordination, Attornment And Mortgagee's Approval              11
25.  Estoppel Certificate                                            12
26.  Bankruptcy                                                      12
27.  Default                                                         12
28.  Surrender Of Premises                                           13
29.  Holding Over                                                    14
30.  Access To Premises                                              14
31.  Quiet Enjoyment                                                 14
32.  Waiver                                                          14
33.  Notices And Payments                                            14
34.  Relationship Of Parties                                         15
35.  Exoneration                                                     15
36.  Renewal Options                                                 15
37.  Delays                                                          15
38.  Signature Of Parties                                            16
39.  Notary                                                          16

                                  OFFICE LEASE

THIS LEASE AGREEMENT (the "Lease") effective as of the date of the signature of the last party to sign, by and between the following parties:

1.  PARTIES

LANDLORD:                       HUNTERS SQUARE INC.
                                (the "Landlord")
                                whose address is:
                                Post Office Box 8827
                                Warren, Ohio  44484

TENANT:                         STONERIDGE, INC.
                                (the "Tenant"),
                                whose address is:
                                8700 East Market Street
                                Warren, Ohio  44484

Until the Landlord advises the Tenant to the contrary, in writing, Lewis Development Corporation shall be the exclusive Agent to act on behalf of the Landlord under this Lease, with full power and authority.

2.  BASIC LEASE PROVISIONS AND DEFINITIONS

The following are presented for the convenience of the parties and include a summary of the basic provisions of this Lease. Each reference in this Lease to one of the following provisions shall be construed to incorporate all of the terms provided for under such provisions:

2.1  Building

Phase IV of Hunters Square located at 8680 East Market Street, in the Township of Howland, County of Trumbull and State of Ohio, as shown on attached Exhibit
A. Landlord reserves the right to change the name of the Building, from time to time.

2.2  Premises (Article 3)

The portion of the Building containing approximately 18,720 square feet (Floor
Area), plus additional lower area of 5,850 square feet and graphically represented on attached Exhibit B, and excluding the exterior walls, roof, storefront and land beneath the Premises which constitutes the entire Building.

2.3  Term (Article 4)

Ten (10) Lease Years beginning January 1, 2000, the "Commencement Date" and ending December 31, 2009, the "Expiration Date", unless Landlord has not been able to deliver the Premises to Tenant prior to the Commencement Date. In such event, Commencement Date shall be deferred to the day after Landlord delivers possession of the Premises and the expiration date shall be ten years later and the Rent shall be adjusted accordingly. Landlord shall commence construction with reasonable dispatch and due diligence with a view to achieving a January 1
Commencement Date.   In any event, Landlord shall complete construction by June
1, 2000, at the latest.   Landlord agrees to construct the Premises and Common
Areas (as hereinafter defined) in accordance with the floor plan and plan specifications as described in the Addendum. The Term of this Lease includes all extensions and renewals.

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2.4  Minimum Rent (Article 5)

YEARS 1 THROUGH 5

Three Hundred Thousand Nine Hundred Eighty Two and 00/100
Dollars ($300,982.00) per Lease Year, payable in advance
monthly installments of Twenty Five Thousand Eighty Two
and 00/100 Dollars ($25,082.00) each, subject to
adjustments as hereinafter provided. Monthly minimum rent:      $25,082.00

YEARS 6 THROUGH 10

The Minimum Rent will increase fifteen percent (15%) or the CPI Index whichever is lower.


2.5 Security Deposit (Article 6) (Waived)

2.6 Permitted Use (Article 8)
Only for the use of a general business office.

2.7 Tax Charge (Article 7)
Initial monthly payment:                                          1,843.00

2.8 CAM and Insurance Charge (Article 16 and 22.2)
Initial monthly payment:                                          2,765.00

2.9 Additional Rent
Means all other charges and payments owing to Landlord by
Tenant.                                                               0.00
                                                                ----------
2.10 Monthly Payment Total
Initial monthly total of items set forth above in 2.4,
2.7, 2.8, 2.9:                                                  $29,690.00
                                                                ==========

2.11 Utility Commencement Date (Article 18): January 1, 2000 or upon occupancy, whichever occurs first.

2.12  Price Index

The Price Index means the "All Items" portion of the "Consumer Price Index for All Urban Consumers: U. S. City Average" (1982-84 = 100), as compiled by the Bureau of Labor Statistics, United States Department of Labor. If the Price Index should in the future be compiled on a different basis, appropriate adjustments will be made for purposes of computations. If the United States Department of Labor no longer compiles and publishes the Price Index, any comparable index published by any other branch or department of the federal government shall be used for the purpose of computing the CPI adjustments. If no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living changes, as compiled by any institution, organization or individual, generally recognized as an authority by financial and insurance institutions shall be used as a basis for CPI adjustments.

2.13  CPI Increase Formula

means the Price Index applicable on the first day of the month of Execution Date as the denominator and the index number for the first month of each Lease Year or other period being adjusted as the numerator,

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multiply the resulting fraction by the payment being adjusted; in no case may the product be less than the payment being adjusted.

2.14  Floor Area
means the area determined by measuring from the exterior faces of all outside walls and the centerline of common walls.

2.15  Rent
means Minimum Rent, Renewal Rent, and Additional Rent.

2.16  Renewal Options (Article 36)
Two (2) option(s) of renewal for five (5) years each following the Expiration Date.

2.17  Renewal Rental  (Article 36)

The Minimum Rent for all renewal options will increase if the option is exercised fifteen percent (15%) for each five year period after the original term or the CPI Index whichever is lower.

2.18  Default Rate  (Article 27.6)

Any payment to be made by Tenant to Landlord for Rent, if not paid, when due, shall, in addition to other charges which may be imposed, bear interest at the rate of eighteen per cent (18%) per annum from the due date until the date paid.

3.  DEMISE

3.1 Landlord leases to Tenant, and Tenant rents from the Landlord the Premises. This Lease is effective upon the Execution Date, but rent and other obligations of the Tenant hereunder shall commence upon the Commencement Date.

4.  TERM

4.1 Tenant shall have access to the Premises prior to the Commencement Date for the purpose of completing its fixturing and stocking of opening inventory, so long as the activities of Tenant do not unreasonably interfere with the work of Landlord Under Article 3. The term shall begin on the Commencement Date and continue until the Expiration Date, unless it is sooner terminated, as provided in Article 23 or Article 27 or extended in accordance with the provisions of
Article 37.

4.2 Tenant shall use the Premises for the Permitted Use, and no other use or purpose, during the Term.

4.3 Provided Tenant is not in default, Tenant has the option to terminate this Lease after 7 years, 6 months (July 1, 2007) by giving notice no later than December 31, 2006. If Tenant fails to give written notice by December 31, 2006, the option to cancel will be null and void. Tenant agrees to pay one year's complete minimum rent and common charges for July 1, 2007 through June 30, 2008. Payment shall be on a monthly installment for the period July 1, 2007 through June 30, 2008, in installments equal to the then Minimum Rent and common area charges.

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5.  MINIMUM RENT

5.1 Tenant shall pay to Landlord the Minimum Rent or Renewal Rent during any Renewal Term on or before the first day of each calendar month during the Term. Minimum Rent for the first month is due at the time of the Execution of the Lease.

5.2 In the event any installment of Minimum Rent, Renewal Rent or Additional Rent is overdue by ten (10) days or more, a "Late Charge" of Three Hundred Dollars ($300.00) may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest at the Default Rate.

5.3 No payment of Rent of a lesser amount than the correct amount then due shall be deemed to be other than a payment on account. No endorsement or statement on any check or other communication accompanying a check for payment shall be deemed an accord and satisfaction. Landlord may accept all such payments without any prejudice to the right of Landlord to recover the full balance due and to pursue remedies under Article 27.

6.  SECURITY DEPOSIT

6.1 Intentionally Omitted.

7.  REAL ESTATE TAXES

7.1 Beginning with the Commencement Date, Tenant shall pay the Tax Charge as its proportionate share of the "Real Estate Tax Expense" which shall include all real estate taxes and assessments both general and special imposed by federal, state or local governmental authority or any other taxing authority having jurisdiction over the Building, against the land, Building and all other improvements within the Building, together with any and all expenses incurred by Landlord in negotiating, appealing or contesting such taxes and assessments. Real Estate Tax Expense shall include the face amount of real estate taxes but shall not include any additional charges or penalties incurred by Landlord due to late payment of real estate taxes. Tenant's pro rata share shall be computed by multiplying the total of such Real Estate Tax Expense by a fraction whose numerator is the Floor Area of Tenant's Premises and whose denominator is the number of square feet of Gross Leasable Area within that portion of the Building included within the tax statement. Any dispute as to the areas used in determining the Real Estate Tax Expense shall be resolved by certification of Landlord's architect.

7.2 Landlord shall annually estimate and adjust Tenant's Tax Charge based on charges in the amount of the Real Estate Tax Expense.

7.3 If this Lease terminates (other than by reason of Tenant's default) during a tax year, Tenant's initial obligation for Real Estate Tax Expense for a partial tax year shall be computed on a per diem basis.

8.  USE

8.1 Tenant agrees that the Premises shall be used for the Permitted Use, and ancillary and customary uses related thereto for no other purpose or use.

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9.  TENANT'S ADDITIONAL AGREEMENTS

9.1  Affirmative Obligations.  Tenant agrees at its own cost and expense to:
(a) keep and maintain in a safe, neat and clean condition all portions of the Premises, (b) abide by and observe all reasonable rules and regulations established by Landlord, from time to time, with respect to the operation of the Building and its Common Areas; (c) pay, when due, all personal property taxes assessed against Tenant's fixtures and furnishings, all taxes arising out of the operation of Tenant's business, and pay for all license fees, occupational taxes and other governmental charges assessed by reason of Tenant's use or occupancy of the Premises.

9.2 Negative Obligations. Tenant agrees that it shall not, without first obtaining Landlord's prior written consent, which shall not be unreasonably witheld or delayed: (a) permit the Premises to be used in any way which will injure the reputation of the same (or of the Building), (b) use, occupy, suffer or permit any use of the Premises which would (i) violate any law, ordinance or regulation, (ii) constitute a nuisance, or (iii) constitute an extra-hazardous use, (c) place a load on any floor in the premises or within the interior of the Building which exceeds the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item of equipment except in such manner as to achieve proper distribution of the weight;
(d) erect any radio or television aerial or other devise on the roof or exterior walls of the Premises or the building in which the Premises are located, nor penetrate the roof for any purpose.

10.  CONDUCT OF BUSINESS

10.1 At all times Tenant shall conduct its business, if any, in a reputable manner.

11.  SIGNS

11.1 Tenant may, but shall not be obligated to, erect its exterior sign subject to Landlord's prior written approval as to number, size, color, type, content and location of such sign.

12.  PROPERTY IN THE PREMISES

12.1 All leasehold or building improvements or additions, which when installed or completed, are permanently attached to the Building, shall become and remain the property of the Landlord. All store fixtures, trade equipment or trade fixtures and signs (including signs erected outside the Premises) shall remain the property of the Tenant.

12.2 Tenant agrees that all personal property of every kind or description which may at any time be in the Premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining Tenant's Premises, or any part thereof. Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property or its business from roof leaks, water, gas, steam, fire, or the bursting, stoppage or leaking water and/or sewer pipes, or from the heating or plumbing fixtures, or from electric wires, or from gas or odors, or caused in any manner whatsoever, provided that if any such event shall render the Premises untenantable for a period in excess of seven (7) days, rent shall abate until occupancy is restored.

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13.  TRADE FIXTURES

13.1 All trade fixtures and operating equipment installed by Tenant in the Premises shall be kept in good working order and repair during the Term.

13.2 Tenant may, at the expiration of the Term, remove all the Tenant's trade fixtures and operating equipment which can be removed without injury to, or defacement of the Premises, provided all Rents are paid in full and Tenant is not otherwise in default hereunder. Any and all damage to the Premises or to the Building (resulting from or caused by such removal) shall be promptly repaired at Tenant's expense.

14.  ALTERATIONS

14.1 Tenant agrees not to make any alterations of or upon any part of the Premises which affect the structure or the building systems except with the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed. Tenant further agrees, in the event of making permitted alterations, to indemnify and save harmless the Landlord from all expense, liens, claims or damages to either persons, property, the Premises or the Building, arising out of or resulting from the undertaking or making of alterations.

14.2 All alterations made by Tenant shall consist of reasonable material installed in a workmanlike manner by duly qualified (and licensed, when applicable) workmen and artisans and in compliance with all applicable laws, rules and regulations.

15.  LIENS

15.1 No work which Landlord permits Tenant to do or which Tenant is obligated to perform, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics' or other lien or encumbrance or charge shall be allowed against the Building by reason of any consent given by Landlord to Tenant to improve the Premises.

15.2 Prior to commencing any such work, Tenant shall prepare, execute and file a Notice of Commencement if required by Law. In the event any mechanics' or other lien at any time is filed against the Premises or the Building by reason of work or materials performed or furnished, or alleged to be performed or furnished, to Tenant or anyone holding the Premises through or under Tenant, Tenant shall within 60 days thereafter cause the same to be discharged of record by payment, deposit, bonding in an amount satisfactory to the Landlord, or by order of court of competent jurisdiction. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due or bonding or deposit procedure, and the amount so paid by Landlord including reasonable attorney's fees, with interest thereon at the Default Rate, and costs and allowances, shall constitute Additional Rent payable and shall be paid by Tenant to Landlord on demand.

16.  COMMON AREAS

16.1 Landlord shall make available within and outside of the Building such Common Areas as are described in Exhibit B. Common Areas means, but is not limited to, any parking areas, driveways, service courts, access and egress roads, sidewalks, opened and enclosed courts, landscaped and planted

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areas, fire corridors, meeting areas and public restrooms.  Landlord shall operate, manage, equip, light, repair and maintain the Common Areas for their intended purposes in such manner as Landlord shall in its sole discretion, from time to time, determine, and may, from time to time, change the size, location, elevation, nature and/or use of any buildings, structures, booths therein or thereon and move or remove the same, or to construct additional structures within the Common Areas.

16.2 Tenant, its officers, (if any), employees, customers and invitees shall have the non-exclusive right in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas, subject to such rules and regulations as Landlord may impose, from time to time. Landlord may, at any time and from time to time, close any Common Area to make repairs or changes or to prevent the acquisition of public rights in such area or to discourage unauthorized parking.

16.3 Tenant agrees to pay to Landlord its proportionate share of all costs and expenses (the "CAM Charge") incurred by Landlord in each Lease Year for (i) the Common Areas, (ii) the roofs of the Building, and (iii) all other areas and facilities adjoining or used in connection with the Building which include, but are not limited to, operating, equipping, policing and protecting, providing sanitation, sewers, trash removal, pest control, repair, maintenance and replacement of sidewalks, signs, displays, directories, landscaping, vegetation, pavement, parking lot, driveways, entrance ways and lighting fixtures, cleaning, painting, striping, security control and fire protection, premiums for insurance for property damage, liability and casualty insurance, full compensation and benefits of personnel used to perform services. The initial monthly payment shall be adjusted effective on the first day of the first month of the second Lease Year and on the first day of the first month of each Lease Year thereafter in accordance with the CPI Increase Formula.


17.  UTILITIES

17.1 Not later than the Utility Commencement Date, Tenant shall subscribe for all utilities in its own name. If Tenant does not, Landlord will charge Tenant an administrative fee of 15% of each utility bill delivered to Landlord for utility services furnished to Tenant and billed to Landlord. From the Utility Commencement Date, Tenant agrees to pay for all utility services rendered or furnished to the Premises including gas, water, electricity, sprinkler charges assessed by any governmental authority, fire line charges, sewer rental, sewage treatment facilities and the like, together with all taxes levied or other charges on such utilities and governmental charges based on utility consumption, standby utility capacity or potential utility use. Any such charges for services supplied by Landlord, or charges for utilities which may be rebilled by the Landlord, shall be due and payable within ten (10) days after billings are rendered to Tenant. In no event shall Landlord be liable for the quality, failure or interruption of such services to the Premises.


18.  MAINTENANCE

18.1 Landlord agrees to keep and maintain (except as hereinafter set forth), the roof and other exterior portions of the Building premises, the Common Areas as determined in accordance with Section 16.1, and the plumbing, sewage and utility lines outside the building in which the Premises are located; except however, that Landlord shall not be responsible for the following: doors, door closers and operators and windows; and damage caused by any act or negligence of Tenant, its employees, agents, invitees, licensees or contractors. Other than as herein provided, Landlord shall not be responsible to make any

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other improvements or repairs of any kind in or upon the Premises. Landlord will repair any defects in Landlord's work described in the Addendum.

18.2 Tenant covenants and agrees to keep and maintain at its own cost and expense in good order, condition and repair the Premises and every part thereof, except as hereinabove provided, including, but without limitation, the exterior and interior portions of all doors, door closers and operators, windows, plate glass and showcases surrounding the Premises, all plumbing and sewage facilities and electrical systems within the Premises, fixtures, heating, air-conditioning and electrical equipment, utility lines under the floor of Tenant's Premises, and interior walls, floors and ceilings, signs and all interior building appliances and similar equipment. Tenant further agrees to replace any of said equipment when necessary at its own cost and expense. Tenant agrees to be responsible for any damage to the Premises or to the Building, or any part thereof, including but not limited to the roof, exterior walls, loading dock areas, landscaping, planted areas, parking lot, driveways, entrance ways and signs caused by any act or negligence of Tenant, its employees, agents, invitees, licensees or contractors.

18.3 Tenant, at its cost, shall change all air conditioning filters at least two (2) times a year, and shall have the HVAC system professionally inspected and generally serviced at least twice per year. Tenant shall furnish Landlord with a copy of its service contract and copies of all service reports received from the service contractor.

18.4 At all times Tenant will not use electrical current in excess of the electrical distribution system, nor make any alterations or additions to Tenant's electrical system without the prior written consent of Landlord. No electrical equipment shall be placed in the Premises which overloads any electrical lines. All changes in electrical lines shall only be made with prior written consent of Landlord and using only qualified and licensed electricians. The Electrical System shall be installed consistent with the specifications of Tenant.

19.  PROMOTION AND ADVERTISING

19.1  Intentionally Omitted.

20.  ASSIGNMENT AND SUBLETTING

20.1 Tenant agrees not to assign this Lease or to sublet the whole or any part of the Premises, without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed. Any assignment or subletting, shall not relieve Tenant from liability for payment of Rent or for the obligation to keep and be bound by the provisions, conditions and covenants of this Lease, unless this Lease may be amended by agreement between such assignee or subtenant and Landlord, which shall occur if any assignee shall be of materially comparable economic strength as Tenant. If any assignment or subletting, even with the consent of Landlord, results in Rent in an amount greater than that provided for in this Lease, then such excess shall belong to the Landlord and shall be payable to Landlord as Additional Rent. In the event any assignment or subletting not releasing Tenant, the acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Premises.

20.2 An assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to assignees without the prior written consent of the Landlord.

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20.3  If Tenant, for any reason, requests the Landlord to find a substitute occupant for the Premises or submits to Landlord a request for approval of an assignment or subletting by Tenant, Tenant shall pay to Landlord Landlord's administrative costs, overhead and fees of counsel in connection with any such request, but not less than a minimum of Two Hundred Fifty and 00/100 Dollars ($250.00).

21.  INSURANCE

21.1 Tenant agrees to provide on or before the date of possession of the Premises and to keep in force during the Term: (1) comprehensive general liability insurance for the mutual benefit of Landlord and Tenant relating to the Premises and its appurtenances in an amount of not less than Two Million ($2,000,000) Dollars per occurrence, which shall name Landlord as an additional insured; (2) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant as well as the cost of replacement of all fixtures, equipment, decorations, contents and personal property therein; and (3) plate glass insurance with respect to all plate and other glass in the Premises. Tenant agrees to deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefore, the ("Insurance").

21.2 The Insurance shall be written by one or more responsible insurance companies authorized to sell casualty insurance in the State reasonably satisfactory to Landlord and shall contain endorsements that : (1) such insurance may not be canceled or amended with respect to Landlord (or its designee(s)), except upon ten (10) days written notice by registered mail to Landlord (and such designee(s)), by the insurance company; and (2) Tenant shall be solely responsible for payment of premiums for the Insurance. In the event Tenant fails to furnish the Insurance, the Landlord may obtain the Insurance and the premiums shall be paid by Tenant to the Landlord upon demand.

21.3 Tenant will indemnify, save harmless, and defend Landlord from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person on property arising directly or indirectly out of the Tenant's initial construction, alteration, renovation, remodeling and/or fixturing of the Premises (whether or not occurring prior to the Commencement
Date), or out of the business conducted in the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any act or omission of Tenant or any of its contractors, subcontractors or concessionaires or subtenants or their respective licensees, servants, agents, employees, contractors or subcontractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. Landlord will indemnify, save harmless, and defend Tenant from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person on property arising directly or indirectly out of the Landlord's initial construction, alteration, renovation, remodeling and/or fixturing of the Premises (whether or not occurring prior to the Commencement Date), or out of the business conducted in the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any act or omission of Landlord or any of its contractors, subcontractors or concessionaires or subtenants or their respective licensees, servants, agents, employees, contractors or subcontractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon.

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21.4  Each insurance policy carried by Landlord or Tenant and insuring all or any part of the Building, the Premises, including improvements, alterations and changes in and to the Premises made by either of them and Tenant's trade fixtures and contents therein, shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any loss or damage to the Premises, property or businesses, building and contents caused by any of the perils covered by fire and extended coverage, and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it. So long as the policy or policies involved can be so written and maintained in effect, neither Landlord, nor Tenant, shall be liable to the other for any such loss or damage, provided, however, that the foregoing waivers of liability given by Landlord and Tenant to each other shall apply only to the extent of any recovery made by the parties under any policy of insurance now or hereafter issued.

21.5 Landlord agrees to maintain and include the premiums thereon as part of the CAM Charge: (1) comprehensive general liability insurance relating to the Building and its Common Areas on an occurrence basis in the minimum amount of Two Million ($2,000,000.00) Dollars; (2) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance to the extent of the replacement value of the buildings and improvements originally constructed by Landlord.

22.  FIRE OR OTHER CASUALTY

22.1 If the Premises (or any part thereof) are damaged or destroyed by any insured casualty, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord's obligation hereunder shall be limited to the building and improvements originally provided by Landlord at the Commencement Date of the Term. Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any improvements to the Premises furnished by Tenant. If there should be a substantial interference with the operation of Tenant's business in the Premises as a result of such damage or destruction which requires Tenant to temporarily close its business to the public, the Minimum Rent shall abate. Unless this Lease is terminated by Landlord or Tenant as herein provided, Tenant shall, at its cost and expense, repair, restore, redecorate and refixture the Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to such damage or destruction, except for the building and improvements to be reconstructed by Landlord as above set forth, and the proceeds of all insurance carried by Tenant on the property, decorations and improvements as well as fixtures and contents in the Premises shall be held in trust by Tenant for such purposes. Tenant agrees to commence such work within ten (10) days after the date of such damage or destruction or the date Landlord completes any reconstruction required to be completed by it pursuant to the above, whichever date is later, and Tenant shall diligently pursue such work to its completion.

22.2 Notwithstanding anything to the contrary contained in the preceding subsection 22.1 or elsewhere in this Lease, Landlord or Tenant at their respective options, may terminate this Lease on thirty (30) days notice to the other party, given within ninety (90) days after the occurrence of any damage or destruction if: (1) the Premises are damaged or destroyed as a result of a risk which is not covered by Landlord's insurance, or (2) the Premises are damaged and the cost to repair the same shall be more than fifty (50%) percent of the cost of replacement thereof, or (3) the Premises are damaged during the last three (3) years of the term, or (4) the building of which the Premises is a part is damaged to the extend of fifty (50%) percent or more of the then monetary value thereof (whether the Premises are damaged or not) or (5) if any or all of the buildings or Common Areas of the Building are damaged (whether or not the Premises are damaged) to such an extent that, in the sole judgment of Landlord, the Building cannot be operated as an integral unit.

23.  EMINENT DOMAIN

23.1 If the whole or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate on the date when Tenant is required to yield possession thereof.

23.2  If more than twenty (20%) percent of (a) the Floor Area of the Building or
(b) the Common Areas, shall be taken or conveyed under Section 23.1, Landlord shall have the right, at its option, to be exercised by notice in writing delivered to Tenant, to terminate this Lease effective, at the option of Landlord, either upon the date title vests in the condemning authority, or upon the date Landlord is required to deliver possession of the part taken or conveyed.

23.3 In the event of a taking under the power of eminent domain of the Premises, Common Areas, or any other portion of the Building, whether whole or partial, all compensation awarded for such taking of the fee and leasehold estate, or consideration paid for a conveyance in lieu of condemnation, as damages or otherwise, shall belong to and be the property of Landlord, except that Tenant shall be entitled to recover from the condemning authority, but not from Landlord, such amounts as may be separately awarded to Tenant for the value of its leasehold estate and for removal expenses, business dislocation damages and moving expenses.

24.  SUBORDINATION, ATTORNMENT AND MORTGAGEE'S APPROVAL

24.1 The Landlord reserves the right to subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the Premises and on the land and buildings of the Building (the holder of any such mortgage hereinafter referred to as "Mortgagee"), and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof provided that the Mortgagee shall grant nondisturbance assurances satisfactory to Tenant.

24.2 Tenant agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be reasonably desired by the Landlord and any Mortgagees or proposed Mortgagees provided that the Mortgagee shall grant nondisturbance assurances satisfactory to Tenant.

24.3 Tenant shall, in the event of the sale or assignment of Landlord's interest in the Building, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage covering the Building, attorn to and recognize such purchase or Mortgagee as Landlord under this Lease, and in any such events, Landlord named herein shall not thereafter be liable on this Lease.

24.4 If any Mortgagee shall have given prior written notice to Tenant that it is a holder of a mortgage as described in Section 24.1 and such notice includes the address to which notices to such Mortgagee are to be sent, then Tenant agrees to give to such Mortgagee notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the Mortgagee shall have the right, within sixty (60) days after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default except when there is an emergency in which event the remedy shall adequately address the situation then obtaining.

25.  ESTOPPEL CERTIFICATE

25.1 At any reasonable time, and from time to time, upon the written request of Landlord or any Mortgagee, Tenant, within ten (10) days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease if there has been no default by Landlord; (b) confirming the Commencement and expiration dates of the Term; (c) certifying that Tenant is in occupancy of the Premises and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall be stated; (e) certifying that Landlord is not in default under this Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; (g) reciting the amount of security deposited with Landlord, if any; and
(h) any other information which Landlord or the Mortgagee shall reasonably require.

26.  BANKRUPTCY

26.1 This is a Lease of real property in a Building within the meaning of Subsection 365 (b) (3) of the Bankruptcy Code, 11 U. S. C., Section 101 et. seq.
                                                                        --------
("Bankruptcy Code").

26.2 Tenant agrees that if, at any time, Tenant becomes a debtor under the Bankruptcy Code or is adjudged bankrupt or insolvent under the laws of any state, or makes a general assignment for the benefit of creditors, or if a receiver of Tenant's property in the Premises is appointed and shall not be discharged within thirty (30) days of such appointment, then Landlord may, at its option, declare this Lease terminated and shall forthwith be entitled to immediate possession of the Premises except that if any such proceedings are pursuant to the Bankruptcy Code, then Landlord shall be entitled to all the rights and remedies accorded landlords, including without limitation those set forth in said Bankruptcy Code.

26.3 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code to the extent provided in Article 20, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assignment.

27.  DEFAULT

27.1 All rights and remedies of Landlord shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

27.2 If Tenant shall fail, neglect or refuse to pay any installment of Rent at the time and in the amount required, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable, and if any such default should continue for a period of more than ten (10) days; or if

27.3 Or shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and in the event any such default shall continue for a period of more than ten (10) days after notice thereof is given in writing to Tenant by Landlord (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than the period of such notice, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice and is diligently prosecuting compliance of said notice).

27.4 In the event of any such default or breach of this Lease by Tenant, Landlord shall have the right and option to declare the entire Minimum Rent or Renewal Rent due and CAM Charges for the balance of the term hereof immediately due and payable by Tenant, and shall have any or all of the remedies hereinafter set forth, and further, in the event of such default or breach of this Lease by Tenant, the Tenant does hereby authorize and fully empower Landlord to cancel or annul this Lease at once and reenter and remove all persons and their property, and such property may be stored in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by Landlord.

27.5 Any payment required to be made by Tenant under the provisions of this Lease not made by Tenant when due shall be deemed to be due and payable by Tenant to Landlord on demand with interest thereon from the date when the particular amount became due to the date of payment thereof to Landlord. The interest shall be at the rate of eighteen (18%) per annum from the due date until the date paid, the "Default Rate".

27.6 The Landlord may, however, at any time after such default or violation of conditions or covenants, reenter and take possession of the Premises and remove all of Tenant's property without such re-entry working a forfeiture of the Rent to be paid and the agreements and conditions to be kept and performed by Tenant for the full Term. In such event, Landlord shall have the right, but not the obligation, to divide or subdivide the Premises in any manner Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as Landlord may elect, applying the net rentals from such letting first to the payment of Landlord's expenses incurred in dispossessing Tenant and the cost and expense of making such improvements, alterations and repairs in the Premises as may be necessary in order to enable Landlord to relet the same, and to the payment of any brokerage commissions or other necessary expenses of Landlord in connection with such reletting. The balance, if any, shall be applied by Landlord from time to time on account of the payments due or payable by Tenant hereunder with the right reserved to Landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without obligation to await the end of the term hereof for the final determination of Tenant's account.

28.  SURRENDER OF PREMISES

28.1 Tenant agrees to vacate, remove from and surrender the possession of the Premises to Landlord upon the expiration of the Term, without any specific notice to vacate, and upon any earlier termination of this Lease, as herein provided, in as good condition and repair as the same shall be at the commencement of Term or may have been put by the Landlord during the continuance thereof, ordinary wear and tear excepted. Tenant agrees to give to Landlord written notice of its intention to terminate its tenancy, if known, and its possession rights under this Lease at the expiration of the Term, such notice to be given at least four (4) months prior to the Expiration Date.

29.  HOLDING OVER

29.1 In the event Tenant remains in possession of all or any part of the Premises (or fails to deliver the keys to Landlord as required by Article 28 and/or execute the Premises Vacation Report) after the expiration of the Term, Tenant shall be deemed to be occupying the Premises as a tenant from month to month at a monthly rental equal to one hundred and fifty (150) percent of the amount otherwise due the sum of (i) the monthly installment of Minimum Rent or Renewal Rent payable during the last month of the Term, and (ii) one-twelfth (1/12th) of all items of additional rent or other charges payable or paid during the last Lease Year. Such continued occupancy shall not defeat Landlord's rights to regain possession of the Premises.

30.  ACCESS TO PREMISES

30.1 Tenant agrees to permit the Landlord or its agents to inspect or examine the Premises at any reasonable time, and to permit the Landlord to make such repairs or improvements to the building of which the Premises are a part that the Landlord may reasonably deem desirable or necessary for its preservation and which the Tenant has not covenanted herein to do or has failed to do. In the event of an emergency, Landlord shall have the right to enter the Premises without Tenant's permission, but shall immediately notify Tenant.

31. QUIET ENJOYMENT

31.1 Landlord agrees that if the Tenant shall comply with all of the provisions to be performed on the Tenant's part, the Tenant shall, at all times during the Term, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from any person whomsoever.

32. WAIVER

32.1 No waiver of any of the provisions or of the breach of any provision of this Lease shall be taken to constitute a waiver of any subsequent breach of such provision, nor to justify or authorize the nonobservance on any other occasion of the same or any other provision; nor shall the acceptance of Rent by the Landlord at any time when the Tenant is in default under any provision be construed as a waiver of such default or of the Landlord's right to terminate this Lease on account of such default; nor shall any waiver or indulgence granted by either party to the other be taken as an estoppel against the granting party.

33. NOTICES AND PAYMENTS

33.1 Any bill, statement, notice, communication or payment which Landlord or Tenant may desire to be required to give to the other party shall be in writing and shall be sent to the other party by registered or certified mail to the address specified in Article 1 or to such other address as either party shall have designated to the other by like notice, and the time of the rendition of such shall be when same is deposited in an official United States Post Office, postage prepaid.

33.2 All payments required under this Lease are to be paid in legal tender and lawful money of the United States or the equivalent, at Landlord's above specified address.

34. RELATIONSHIP OF PARTIES

34.1 Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant.

35. EXONERATION

35.1 The Landlord, or any successor in interest, including an individual, joint venture, tenancy in common, firm, partnership, general or limited, or corporation shall not be subject to personal liability or on the members of such joint venture, tenancy in common, firm, partnership, or corporation in respect to any of the provisions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Building and the rents, issues and profits derived therefrom for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord.

36. RENEWAL OPTIONS

36.1 If Tenant is not in default and is in full operation during the entire final year of the Term, Tenant, at its option, shall be entitled to renew this Lease for two (2) additional term(s) of five (5) year(s) (each) by giving a written notice of its intention to do so to the Landlord not less than one (1) year prior to the Expiration Date, or one (1) year before the end of the next prior renewal period, if it has been exercised. Said renewals(s) shall be upon all the terms and provisions of this Lease, except that the Minimum Rent in effect for the last year of the Term shall be adjusted to fifteen (15%) increase or CPI whichever is lower, provided, however, that in no event shall the rent exceed the fair market rental for the premises.

36.2 This Lease shall be governed by and construed in accordance with the applicable laws of the state where the Premises are located. If any provision of this Lease is capable of two interpretations, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which shall render it valid. If any provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.


37. DELAYS

37.1 If Landlord or Tenant is delayed or prevented from performing any provision during the Term because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or reasons of a like nature not the fault of the party delayed, then the period of delay shall be deemed added to the time of performance and the delayed party shall not be liable for losses or damages caused by the delay. After the Commencement Date, this Article shall not apply to any payments due to Landlord by Tenant.

38. SIGNATURE OF PARTIES


IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be signed as of the date of signature of the last party to sign.

Signed in the presence of:      LANDLORD: HUNTERS SQUARE INC.


   /s/ DEANNE M. MOORE              By:     /s/ CARTER P. LEWIS
-----------------------------             ------------------------
                                          Carter P. Lewis, Treasurer

   /s/ MICHAEL BAGBY                Date:         3/19/99
-----------------------------             ------------------------
(As to Landlord)

                                TENANT:   STONERIDGE, INC.


   /s/ WILLIAM T. HALL              By:     /s/ DAVID L. THOMAS
-----------------------------             -------------------------
                                             David L. Thomas, Vice President

                                    Date:          3/9/99
                                          ------------------------

      /s/ NANCY TERMINE
-----------------------------------
(As to Tenant)

39. NOTARY


STATE OF OHIO
COUNTY OF TRUMBULL

Personally appeared before me, a Notary Public in and for said County and State, the above named /s/ CARTER P. LEWIS who acknowledged that HE did sign the
                -------------------                       --
fore-going instrument and that the same is HIS free act and deed.
                                           ---
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at WARREN,
                                                                     -------
OHIO this 19th of MARCH 1999.
----      ----    -----   --

 /s/ DEANNE M. MOORE
---------------------
Notary Public


STATE OF OHIO
COUNTY OF TRUMBULL
Personally appeared before me, the undersigned, a Notary Public in and for said County and State,

/s/ DAVID L. THOMAS  and ____________________ known to me to be the VICE
-------------------                                                 ----
President and __________________________________  Secretary, respectively, of STONERIDGE, INC. the corporation which executed the foregoing document,
   ----------------
who acknowledged that they did sign and seal the
foregoing document for and on behalf of said corporation, being there-unto duly authorized by its Board of Directors; that the same is their free act and deed as such officers and the free act and deed of said corporation.
IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at WARREN,
                                                                       -------
OHIO this date of MARCH 19, 1999.
----              ---------   --

 /s/ DEANNE M. MOORE
--------------------
Notary Public


STATE OF OHIO
COUNTY OF TRUMBULL

Personally appeared before me, a Notary Public in and for said County and State, the above named _____________ who acknowledged that _______ did sign the foregoing instrument and that the same is _______ free act and deed.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at __________this ________ day of _________________________19______.

_____________________________________
Notary Public